UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2012
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01          COMPLETION OF AQUISTION OR DISPOSITION OF ASSETS.

On January 19, 2012, Canyon Copper Corp. (the “Corporation”) closed its assignment agreement (the “Assignment Agreement”) with Metamin Enterprises Inc. (the “Assignor”), a company controlled by Benjamin Ainsworth, the Corporation’s President, Secretary and director, and Metamin Enterprises USA Inc. (the “Subsidiary”), a wholly owned subsidiary of the Assignor. Accordingly, the Assignor has assigned all of its right, title and interest in and to an option agreement between the Assignor and Lester Storey (the “Optionor”) in the Moonlight Property.

On closing, the Corporation paid USD $15,000 and issued 75,000 shares of the Corporation’s common stock to the Assignor and issued 75,000 shares of the Corporation’s common stock to the Optionor. The Corporation is also required to reimburse the Assignor up to USD $100,000 in expenses incurred by the Assignor on the Moonlight Property.

SECTION 3 – SECURITES AND TRADING MARKETS

ITEM 3.02          UNREGISTERED SALE OF EQUITY SECURITIES.

On January 19, 2012, in accordance with the terms of the Assignment Agreement, the Corporation issued:

(a)

75,000 shares of its common stock to the Assignor pursuant to the provisions of the Securities Act of 1933 (the “Securities Act”). The Assignor represented to the Corporation that it was not a U.S. Person (as defined in Regulation S of the Securities Act) and that it was not acquiring the shares for the account or benefit of a U.S. Person; and

(b)	75,000 shares of its common stock to the Optionor pursuant to section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.
Date: January 24, 2012
	By:	/s/ Anthony Harvey

Anthony Harvey
Chief Executive Officer